EXHIBIT 99.1

Chemung Financial Announces Increase in Quarterly Dividend

ELMIRA, N.Y., Feb. 21, 2013 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.26 per share, payable on April 1, 2013, to common stock shareholders of record as of the close of business on March 18, 2013. The current dividend represents a 4.0% increase over the $0.25 dividend paid on December 31, 2012.

Chemung Financial Corporation is a $1.2 billion financial services holding company headquartered in Elmira, New York and operates 28 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance. CFS Group, Inc. was founded in 2001.

This press release may be found at www.chemungcanal.com under Shareholder Info.

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.

CONTACT: Mark A. Severson, EVP and CFO
         Phone 607-737-3714